UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2016

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 2, 2016, Foundation Medicine, Inc. (the “Company”) entered into a Credit Facility Agreement (the “Agreement”) with Roche Finance Ltd (“Roche”). Roche is an affiliate of Roche Holdings, Inc., the Company’s majority stockholder.

Pursuant to the Agreement, during the three-year period ending August 2, 2019 (the “Draw Period”), the Company may borrow up to $100 million (the “Credit Facility”), of which $80 million is available to the Company immediately, subject to certain initial conditions being satisfied, and $20 million will be available upon the achievement of certain milestones. During the Draw Period, the Company shall pay Roche quarterly a commitment fee of 0.3% of the Credit Facility. The proceeds from the Credit Facility are intended to be used for product development and commercialization, corporate development and working capital management. Loans made under the Credit Facility bear interest at 5% per annum. The Company shall pay Roche quarterly during the Draw Period accrued interest on the outstanding principal of the loans. After the Draw Period and for five years thereafter, the Company shall pay Roche quarterly equal payments of principal, with accrued interest, until maturity of the Credit Facility on August 2, 2024. The Credit Facility is subject to prepayment fees and default interest rates.

The Credit Facility is secured by a lien on all of the Company’s tangible and intangible personal property, including, but not limited to, shares of its subsidiaries (65% of the equity interests in the case of foreign subsidiaries), intellectual property, insurance, trade and intercompany receivables, inventory and equipment and contract rights, and all proceeds and products thereof (other than certain excluded assets). The Credit Facility contains certain affirmative covenants, including, among others, obligations for the Company to provide monthly and annual financial statements, to meet specified minimum cash requirements, to provide tax gross-up and indemnification protection, and to comply with laws. The Credit Facility also contains certain negative covenants, including, among others, restrictions on the Company’s ability to dispose of certain assets, to acquire another company or business, to encumber or permit liens on certain assets, to incur additional indebtedness (subject to customary exceptions) and to pay dividends on the Company’s common stock. The Credit Facility also provides for a number of events of default, including, among others, defaults due to non-payment, bankruptcy, failure to comply with covenants, breaches of a representation and warranty, change of control, or material adverse effect and judgment defaults. The Credit Facility is governed under the laws of Switzerland.

The foregoing summary of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated in its entirety into this Item 1.01 by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2016, the Company issued a press release announcing its financial and operating results for the quarter ended June 30, 2016. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 of this Current Report on Form 8-K regarding the Credit Facility is hereby incorporated in its entirety into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Facility Agreement, dated as of August 2, 2016, by and between Foundation Medicine, Inc. and Roche Finance Ltd.

99.1	Press release issued by Foundation Medicine, Inc. dated August 2, 2016, furnished hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	FOUNDATION MEDICINE, INC.

	By:	/s/ Jason Ryan
Name: Jason Ryan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Facility Agreement, dated as of August 2, 2016, by and between Foundation Medicine, Inc. and Roche Finance Ltd.

99.1	Press release issued by Foundation Medicine, Inc. dated August 2, 2016, furnished hereto.